UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2009

YELLOWCAKE MINING INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52293	83-0463005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 – 999 West Broadway, Vancouver, British Columbia V5Z 1K5
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604-685-4048

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02	Termination of a Material Definitive Agreement

On December 31, 2009 our letter of intent with AuEx, Inc. relating to the Trinity Mine Project, dated August 28, 2009 was terminated by AuEx.  AuEx terminated the letter of intent because we did not make the initial payment required therein.

We do not have sufficient cash resources at this time to make the initial payment under the letter of intent and we do not believe that we could acquire the funds required on terms that would be acceptable to our company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YELLOWCAKE MINING INC.

/s/ William Tafuri
William Tafuri
President, Secretary and Treasurer
January 13, 2010